UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 4, 2006

LOJACK CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation)

1-8439	04-2664794
(Commission File Number)	(IRS Employer Identification No.)

200 Lowder Brook Drive, Suite 1000, Westwood, Massachusetts	02090
(Address of Principal Executive Offices)	(Zip Code)

781-251-4700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Agreements of Certain Officers.

Change in salary, option grant and restricted stock grant for Richard T. Riley

As previously announced, Richard T. Riley has been appointed to the offices of Chairman and Chief Executive Officer of LoJack Corporation (“LoJack”) on November 17, 2006. In recognition of Mr. Riley’s appointment to those positions, and in order to foster his continued investment in the long-term success of the Company in alignment with stockholders’ interests, on December 4, 2006, the Company increased his salary from $375,000 to $450,000, effective November 17, 2006, granted him non-qualified options vesting in four equal annual increments to purchase 50,000 shares of Company common stock with an exercise price of $15.25, representing the fair market value of Company common stock on the date of the grant, pursuant to the LoJack Corporation 2003 Stock Incentive Plan (the “Plan”), and granted him 20,000 shares of restricted stock pursuant to the Plan, which cliff vest in three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LOJACK CORPORATION
(Registrant)

By: /s/ Michael Umana
Michael Umana
Chief Financial Officer

Date: December 6, 2006